SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant To Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 9, 2003


                             DI GIORGIO CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                     1-1790               94-0431833
  (State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation or organization)      File Number       Identification Number)



                              380 Middlesex Avenue
                           Carteret, New Jersey 07008
                    (Address of principal executive offices)


                                 (732) 541-5555
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

Di Giorgio Corporation announced that its current business arrangement with the Great Atlantic & Pacific Company ("A&P") will end in approximately thirty days. Discussions are still ongoing for the Company to continue to supply one of A&P's divisions. While the Company intends to reduce expenses to help compensate for the reduced sales, the loss of this business will have a negative impact on earnings. Sales to A&P were $388.5 million in fiscal 2002 and $186.5 million for the twenty-six weeks ended June 28, 2003. Richard B. Neff and Stephen R. Bokser, the Company's Co-Chairmen, stated, "Despite the loss of A&P, the Company will continue to be profitable and in compliance with all of its financial covenants. We have already added several new customers and are planning expansion into the New England market. The Company is also exploring the addition of another product category."

Forward-looking statements in this file include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions and those in particular in the New York City metropolitan area; the Company's reliance on several significant customers; potential losses from loans to its retailers; restrictions imposed by the documents governing the Company's indebtedness; current wholesale competition, as well as future competition from presently unknown sources; competition in the retail segment of the supermarket business; the Company's labor relations; potential environmental liabilities which the Company may incur; dependence on key personnel; business abilities and judgment of personnel; changes in, or failure to comply with government regulations; potential commercial vehicle restrictions; and inflation, especially with respect to wages and energy costs; and the results of terrorism or terrorist acts against the Company and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            DI GIORGIO CORPORATION


Dated:  October 9, 2003                     By: /s/ Richard B. Neff
                                                --------------------------
                                                Richard B. Neff
                                                Co-Chairman and Chief
                                                Executive Officer